Exhibit 99.1

PRESS RELEASE

Oceaneering Announces Pricing of Private Offering of $200 Million of Senior Notes

HOUSTON, September 21, 2023 — Oceaneering International, Inc. (“Oceaneering”) (NYSE: OII) announced today the pricing of its previously announced offering of $200,000,000 aggregate principal amount of additional 6.000% Senior Notes due 2028 (the “2028 Notes”) in a private placement to eligible purchasers at a price of 91.500% of par, plus accrued interest from August 1, 2023. The 2028 Notes will constitute an additional issuance of Oceaneering’s outstanding 6.000% Senior Notes due 2028, which Oceaneering issued on February 6, 2018 in an aggregate principal amount of $300,000,000, and will form a single series with such notes. The 2028 Notes will mature on February 1, 2028. The offering is expected to close on October 2, 2023, subject to customary closing conditions.

Oceaneering intends to use the net proceeds from the offering, together with cash on hand, if necessary, to fund the purchase of any and all of its 4.650% Senior Notes due 2024 (the “Tender Notes”) validly tendered and accepted for purchase in the previously announced concurrent cash tender offer (the “Tender Offer”). If the Tender Offer is not consummated or the net proceeds from the offering exceed the total consideration payable in the Tender Offer, Oceaneering intends to use the remaining net proceeds from the offering for general corporate purposes, which may include the repayment, redemption or repurchase of outstanding indebtedness.

The 2028 Notes are being offered and sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act. The offer and sale of the 2028 Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Any offers of the 2028 Notes will be made in the United States only by means of a private offering memorandum pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act.

Oceaneering International, Inc.

5875 N. Sam Houston Pkwy W, Suite 400 | Houston, Texas 77086 USA | Tel +1 (713) 329-4500

This press release does not constitute an offer to purchase or a solicitation of an offer to sell any of the Tender Notes. The Tender Offer is being made only by and pursuant to, and on the terms and conditions set forth in, the Offer to Purchase dated September 20, 2023.

This release contains “forward-looking statements,” as defined in the Private Securities Litigation Reform Act of 1995. More specifically, the forward-looking statements in this press release include the statements concerning the expected timing of the closing of Oceaneering’s offering of the 2028 Notes, the intended use of proceeds therefrom and other matters relating to the offering and the Tender Offer. The forward-looking statements included in this release are based on Oceaneering’s current expectations and are subject to certain risks, assumptions, trends, and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements. For a more complete discussion of these risk factors, please see Oceaneering’s latest annual report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements. Except to the extent required by applicable law, Oceaneering undertakes no obligation to update or revise any forward-looking statement.

Oceaneering is a global technology company delivering engineered services and products and robotic solutions to the offshore energy, defense, aerospace, manufacturing, and entertainment industries.

Contact:

Mark Peterson

Vice President, Corporate Development and Investor Relations

Oceaneering International, Inc.

713-329-4507

investorrelations@oceaneering.com

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